EXHIBIT 11.1
     ------------

     COMPUTATION OF NET INCOME PER SHARE
     For the Three and Six Months Ended June 30, 1997

                                                                Three Months Daily              Six Months Daily
                             Shares Outstanding                 Weighted Average                Weighted Average
                             ----------------------             -----------------------------   -----------------------------
                                         Common       Number                    Fully                           Fully
                             Common      Equivalent   of Days   Primary         Diluted         Primary         Diluted
                             ---------   ----------   -------   -------------   -------------   -------------   -------------
      January 1, 1997        5,539,178   7,568,842      23                                        127,401,094     174,083,366
      January 24, 1997       5,539,575   7,569,239      32                                        177,266,400     242,215,648
      February 25, 1997      5,541,048   7,570,712       2                                         11,082,096      15,141,424
      February 27, 1997      5,543,007   7,572,671      33                                        182,919,231     249,898,143
      April 1, 1997          5,543,007   7,572,671      15         83,145,105     113,590,065      83,145,105     113,590,065
      April 16, 1997         5,543,507   7,573,171      29        160,761,703     219,621,959     160,761,703     219,621,959
      May 15, 1997           5,550,618   7,573,168      15         83,259,270     113,597,526      83,259,270     113,597,526
      May 30, 1997           5,552,252   7,574,802       7         38,865,764      53,023,617      38,865,764      53,023,617
      June 6, 1997           5,555,471   7,574,801       6         33,332,826      45,448,808      33,332,826      45,448,808
      June 12, 1997          5,556,641   7,574,800       5         27,783,205      37,874,002      27,783,205      37,874,002
      June 17, 1997          5,556,651   7,574,810       1          5,556,651       7,574,810       5,556,651       7,574,810
      June 18, 1997          5,564,201   7,574,809       2         11,128,402      15,149,619      11,128,402      15,149,619
      June 20, 1997          5,566,152   7,574,809       6         33,396,912      45,448,854      33,396,912      45,448,854
      June 26, 1997          5,566,652   7,575,309       5         27,833,260      37,876,545      27,833,260      37,876,545
                                                                -------------   -------------   -------------   -------------
                                                                  505,063,098     689,205,805   1,003,731,919   1,370,544,386
      Divide by Number of Days Included in Period                          91              91             181             181
                                                                -------------   -------------   -------------   -------------
      Weighted Average Shares Outstanding                           5,550,144       7,573,690       5,545,480       7,572,068
      Adjustment for Other Common Stock Equivalents
        (Stock Options)                                                               134,128                         134,128
                                                                -------------   -------------   -------------   -------------
      Total                                                         5,550,144       7,707,818       5,545,480       7,706,196
                                                                =============   =============   =============   =============
      Net Income                                                $   2,288,000   $   2,288,000   $   4,562,000   $   4,562,000
      Dividends Declared on Preferred Shares                         (469,000)                       (940,000)
                                                                -------------   -------------   -------------   -------------
      Net Income Available to Common Shareholders               $   1,819,000   $   2,288,000   $   3,622,000   $   4,562,000
                                                                =============   =============   =============   =============
      Net Income Per Share                                      $        0.33   $        0.30   $        0.65   $        0.59
                                                                =============   =============   =============   =============

      EXHIBIT 11.1
      ------------

      COMPUTATION OF NET INCOME PER SHARE, CONTINUED
      For the Three and Six Months Ended June 30, 1996

                                                                Three Months Daily              Six Months Daily
                             Shares Outstanding                 Weighted Average                Weighted Average
                             ----------------------             -----------------------------   -----------------------------
                                         Common       Number                    Fully                           Fully
                             Common      Equivalent   of Days   Primary         Diluted         Primary         Diluted
                             ---------   ----------   -------   -------------   -------------   -------------   -------------
      January 1, 1996        5,441,022   7,440,686      17                                         91,987,374     126,491,662
      January 18, 1996       5,424,944   7,454,608       8                                         43,399,552      59,636,864
      January 26, 1996       5,425,648   7,455,312      66                                        358,092,768     492,050,592
      April 1, 1996          5,425,648   7,455,312      60        325,538,880     447,318,720     325,538,880     447,318,720
      May 31, 1996           5,426,398   7,456,062      31        168,218,338     231,137,922     168,218,338     231,137,922
                                                                -------------   -------------   -------------   -------------
                                                                  493,757,218     678,456,642     987,236,912   1,356,635,760
      Divide by Number of Days Included in Period                          91              91             182             182
                                                                -------------   -------------   -------------   -------------
                                                                    5,425,903       7,455,567       5,424,379       7,454,043
      Adjustment for Other Common Stock Equivalents
        (Stock Options)                                                               106,455                         106,455
                                                                -------------   -------------   -------------   -------------
      Total                                                         5,425,903       7,562,022       5,424,379       7,560,498
                                                                =============   =============   =============   =============
      Net Income                                                $   1,715,000   $   1,715,000   $   3,586,000   $   3,586,000
      Dividends Declared on Preferred Shares                         (472,000)                       (943,000)
                                                                -------------   -------------   -------------   -------------
      Net Income Available to Common Shareholders               $   1,243,000   $   1,715,000   $   2,643,000   $   3,586,000
                                                                =============   =============   =============   =============
      Net Income Per Share                                      $        0.23   $        0.23   $        0.49   $        0.47
                                                                =============   =============   =============   =============